 Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Melody Carey

Rx Communications Group, LLC

Phone: (917) 322-2568

mcarey@RxIR.com

PharmAthene Reports Year-End 2016 Financial and Operational Results

ANNAPOLIS, MD – March 14, 2017 – PharmAthene, Inc. (NYSE MKT: PIP), a biodefense company developing medical countermeasures against anthrax, today reported its financial and operational results for the year ended December 31, 2016.

Fourth quarter and subsequent operational highlights include:

•	On November 16, PharmAthene received a final payment from SIGA Technologies, Inc. which fully satisfied the judgment owed to PharmAthene. In total, the Company received payments of approximately $217.1 million (including interest) from SIGA.

•	On November 17, PharmAthene declared a special one-time cash dividend of $2.91 per share of common stock, that was paid on February 3, 2017. The special dividend, totaling an aggregate payment of approximately $200.3 million, represented approximately 98% of the after tax net cash proceeds received from SIGA.

•	On January 18, 2017, PharmAthene entered into a merger agreement with Altimmune, Inc. in an all-stock transaction. Upon completion of the merger, the former PharmAthene security holders will own approximately 41.8% of the outstanding equity securities of the combined company. The combined company, which will operate as a public company under the name Altimmune, Inc., is expected to trade on the NYSE MKT under the ticker symbol “ALT.”

For the year ended December 31, 2016, PharmAthene recognized revenue of $5.2 million. Of such amount, $4.4 million was derived from an existing contract with the National Institutes of Allergy and Infectious Diseases for the development of a next generation lyophilized anthrax vaccine, SparVax-L, intended to be stored at room temperature and to provide extended shelf life. The additional $0.8 million was the result of an audit by the Biomedical Advanced Research and Development Agency on a closed contract.

Research and development expenses for 2016 of $4.8 million were incurred primarily to advance the Company’s next generation anthrax vaccine programs. General and administrative expenses for 2016 were $11.5 million compared to $6.2 million in 2015. The increase is primarily due to an increase in stock compensation and other expenses related to the proposal and protest submitted to and filed with the Department of Health and Human Services in response to its request for a next generation anthrax vaccine, as well as costs associated with merger activities, offset by a decrease in SIGA-related legal expenses.

Other income for the year ended December 31, 2016 primarily consists of payments of approximately $217.1 million received from SIGA pursuant to a judgment stemming from a lawsuit filed by PharmAthene in December 2006. The complaint PharmAthene filed against SIGA alleged, among other things, that PharmAthene has the right to license exclusively the development and marketing rights for SIGA’s drug candidate, Tecovirimat, also known as ST-246.

For the year ended December 31, 2016, PharmAthene’s reported net income of $193.9 million, or $2.95 per diluted share, compared to a net loss of $3.4 million, or $0.05 per diluted share, for the prior year. Cash and cash equivalents were $154.0 million and short-term investments were $66.8 million in 2016. In 2015, cash and cash equivalents were $15.6 million. The increase in cash, cash equivalents and short-term investments from 2015 were due to the payments the Company received from SIGA.

About PharmAthene

PharmAthene is engaged in the development of a next generation anthrax vaccine that is intended to improve protection and safety while having favorable dosage and storage requirements compared to other anthrax vaccines.

The Proposed Merger

On January 18, 2017, PharmAthene entered into an agreement and plan of merger and reorganization pursuant to which its wholly-owned subsidiary, Mustang Merger Sub, Inc., will be merged with and into Altimmune, Inc., with Altimmune as the surviving subsidiary, and immediately thereafter, Altimmune will be merged with and into Mustang Merger Sub LLC, with Mustang Merger Sub LLC as the surviving entity in such merger. Following the consummation of the mergers, PharmAthene will change its name to “Altimmune, Inc.” PharmAthene’s Board of Directors has established a record date of March 22, 2017 for a Special Meeting of Stockholders scheduled for May 4, 2017 at which stockholders of PharmAthene will have an opportunity to approve the proposals relating to the mergers.

Forward-Looking Statement Disclaimer

Except for the historical information presented herein, matters discussed may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Statements that are not historical facts, including statements preceded by, followed by, or that include the words “potential”; “believe”; “anticipate”; “intend”; “plan”; “expect”; “estimate”; “could”; “may”; “should”; “will”; “project”; or similar statements are forward-looking statements. Risks and uncertainties include risks associated with our ability to consummate the mergers with Altimmune, our ability to advance our next generation anthrax vaccine programs; and other risks detailed from time to time in PharmAthene’s Forms 10-K and 10-Q under the caption “Risk Factors”, its Registration Statement on Form S-4 filed with the U.S. Securities and Exchange Commission (SEC) on February 3, 2017 (File No. 333-215891) and in its other reports and registration statements filed with the SEC. PharmAthene disclaims any intent or obligation to update these forward-looking statements other than as required by law.

Additional Information and Where to Find It

In connection with the proposed mergers involving PharmAthene, Inc. and Altimmune, Inc., PharmAthene has filed with the SEC a current report on Form 8-K, which included the merger agreement and related documents. In addition, PharmAthene has filed a registration statement on Form S-4 with the SEC, which contains a proxy statement/prospectus/consent solicitation and other relevant materials, and plans to file with the SEC other documents regarding the proposed transaction. The information in the preliminary proxy statement/prospectus/consent solicitation is not complete and may be changed. The final proxy statement/prospectus/consent solicitation will be sent to the stockholders of PharmAthene and Altimmune. The final proxy statement/prospectus will contain information about PharmAthene, Altimmune, the proposed merger and related matters. STOCKHOLDERS ARE URGED TO READ THE FINAL PROXY STATEMENT/PROSPECTUS/CONSENT SOLICITATION (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY, AS THEY CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGERS AND RELATED MATTERS. In addition to receiving the proxy statement/prospectus/consent solicitation and proxy card by mail, stockholders will also be able to obtain the proxy statement/prospectus/consent solicitation, as well as other filings containing information about PharmAthene, without charge, from the SEC’s website (http://www.sec.gov) or, without charge, by directing a written request to: PharmAthene, Inc., One Park Place, Suite 450, Annapolis, Maryland 21401, Attention: Investor Relations.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Participants in Solicitation

PharmAthene and its executive officers and directors may be deemed to be participants in the solicitation of proxies from PharmAthene’s stockholders with respect to the matters relating to the proposed mergers. Altimmune and its officers and directors may also be deemed participants in such solicitation. Information regarding PharmAthene’s executive officers and directors is available in PharmAthene’s Annual Report on Form 10-K, to be filed with the SEC on March 14, 2017. Information regarding any interest that PharmAthene, Altimmune or any of the executive officers or directors of PharmAthene or Altimmune may have in the transaction with Altimmune is set forth in the proxy statement/prospectus/consent solicitation described above.

Copies of PharmAthene’s public disclosure filings are available on our website under the investor relations tab at www.PharmAthene.com.

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Tables Follow

PHARMATHENE, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2016	2015

ASSETS
Current assets:
Cash and cash equivalents	$153,994,922	$15,569,813
Short-term investments	66,810,962	-
Billed accounts receivable	301,824	511,994
Unbilled accounts receivable	697,321	963,345
Prepaid expenses and other current assets	464,797	181,714
Total current assets	222,269,826	17,226,866

Property and equipment, net	120,944	233,694
Other long-term assets and deferred costs	-	53,384
Goodwill	2,348,453	2,348,453
Total assets	$224,739,223	$19,862,397

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$926,529	$521,122
Dividends payable	197,083,993	-
Accrued expenses and other liabilities	2,083,472	1,248,708
Accrued income taxes payable	3,157,563	-
Accrued restructuring expenses - current	109,126	381,950
Other short-term liabilities	11,588	11,250
Current portion of derivative instruments	1,465,272	16,411
Total current liabilities	204,837,543	2,179,441

Accrued restructuring expenses, less current portion	-	108,641
Other long-term liabilities	442,589	433,407
Derivative instruments, less current portion	-	491,791
Total liabilities	205,280,132	3,213,280

Stockholders’ equity:
Common stock, $0.0001 par value; 100,000,000 shares authorized; 67,726,458 and 64,382,086 shares issued and outstanding at December 31, 2016 and December 31, 2015, respectively	6,773	6,438
Additional paid-in capital	49,323,222	240,366,704
Accumulated other comprehensive loss	(1,052)	-
Accumulated deficit	(29,869,852)	(223,724,025)
Total stockholders’ equity	19,459,091	16,649,117
Total liabilities and stockholders’ equity	$224,739,223	$19,862,397

PHARMATHENE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2016	2015	2014

Contract revenue	$5,230,196	$10,640,660	$10,190,205

Operating expenses:
Research and development	4,836,035	5,133,512	9,319,828
General and administrative	11,515,071	6,222,185	10,911,724
Restructuring expense	-	2,546,159	-
Depreciation	143,437	141,604	149,958
Total operating expenses	16,494,543	14,043,460	20,381,510

Loss from operations	$(11,264,347)	$(3,402,800)	$(10,191,305)
Other income (expense):
Interest income (expense), net	168,150	(54,581)	(210,399)
Realization of cumulative translation adjustment	-	(229,192)	-
Change in fair value of derivative instruments	(957,070)	299,477	508,817
Other income - litigation	217,068,969	-	-
Other income (expense)	7,847	8,137	(762)
Total other income (expense)	216,287,896	23,841	297,656

Income (loss) before income taxes	205,023,549	(3,378,959)	(9,893,649)
Income tax provision	(11,169,376)	(61,746)	(61,746)
Net income (loss)	$193,854,173	$(3,440,705)	$(9,955,395)

Basic net income (loss) per share	$2.97	$(0.05)	$(0.17)
Diluted net income (loss) per share	$2.95	$(0.05)	$(0.17)
Weighted-average shares used in calculation of basic net income (loss) per share	65,306,962	63,986,013	57,535,325
Weighted-average shares used in calculation of diluted net income (loss) per share	65,657,802	63,986,013	57,535,325